As filed with the Securities and Exchange Commission on August 2, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	31-0724920 (I.R.S. Employer Identification Number)

Huntington Center

41 South High Street

Columbus, Ohio 43287

(614) 480-8300

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Richard A. Cheap, Esq.

General Counsel and Secretary

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

(614) 480-4647

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Nicholas G. Demmo, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares(3)
Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Warrants
Purchase Contracts of Huntington Bancshares Incorporated
Guarantees of Payment by Huntington Bancshares Incorporated(4)
Units(5)

(1)	This registration covers an indeterminate number of securities of each identified class of the Registrant as may from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under this registration statement.
(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.
(3)	Such indeterminate number of Depositary Shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event that the Registrant elects to offer to the public whole or fractional interests in shares of the Preferred Stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.
(4)	Pursuant to Rule 457(n) under the Securities Act, as amended, no additional registration fee is due for the guarantees.
(5)	Any securities registered hereunder may be sold as units with other securities registered hereunder; each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS

Huntington Bancshares Incorporated

Common Stock

Preferred Stock

Depositary Shares

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Warrants

Purchase Contracts for Securities

Guarantees

Units

Huntington Center

41 South High Street

Columbus, Ohio 43287

(614) 480-8300

The securities listed above may be offered and sold, from time to time, by Huntington Bancshares Incorporated (which may be referred to as “we” or “us” or “our” or the “Issuer” or “Huntington”) and/or one or more selling security holders to be identified in the future in amounts, at prices, and on other terms to be determined at the time of the offering. The Issuer will describe the specific terms and manner of offering of these securities in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

Our common stock is listed and traded on the Nasdaq Global Select Market (the “NASDAQ”) under the symbol “HBAN.” Our 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock is listed and traded on the NASDAQ under the symbol “HBANP.” Depositary shares each representing 1/40th interest in a share of our 6.250% Series D Non-Cumulative Perpetual Preferred Stock are listed and traded on the NASDAQ under the symbol “HBANO.”

Investing in the offered securities involves risks. See “Risk Factors” on page 1 of this prospectus.

These securities will be equity securities or unsecured obligations of the Issuer and will not be savings accounts, deposits, or other obligations of any of our bank or nonbank subsidiaries and will not be insured by the Federal Deposit Insurance Corporation, the deposit insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2016.

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RISK FACTORS

Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus in light of their particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we or one or more selling security holders to be identified in the future may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

The following securities may be offered from time to time:

•	common stock;

•	preferred stock;

•	depositary shares;

•	senior debt securities;

•	subordinated debt securities;

•	junior subordinated debt securities;

•	warrants;

•	stock purchase contracts for securities;

•	guarantees; or

•	units.

This prospectus provides you with a general description of the securities that we or any selling security holder may offer as well as other information you should know before investing in our securities. Each time that we or any selling security holder offer securities, we will file with the SEC a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. The Issuer may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. The Issuer is only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

The Issuer may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Issuer directly or through dealers or agents designated from time to time. If the Issuer, directly or through agents, solicits offers to purchase the securities, the Issuer reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

One or more of our subsidiaries, including The Huntington Investment Company, may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at http://www.huntington.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document that we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

EXPLANATORY NOTE

Retrospective Presentation for Change in Accounting Principle

Effective for 2016, we adopted Accounting Standards Update (ASU) 2015-03, Imputation of Interest (Topic 835): Simplifying the Presentation of Debt Issuance Costs. The ASU was issued to simplify the presentation of debt issuance costs. The amendments require debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction to the carrying amount of that debt liability, consistent with debt discounts. Amounts reclassified in the prior periods were immaterial to Huntington’s Unaudited Condensed Consolidated Financial Statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and/or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by the applicable prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2015 (including information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement filed on March 10, 2016);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	Current Reports on Form 8-K or 8-K/A filed on January 28, 2016, March 9, 2016, March 14, 2016, March 21, 2016, April 25, 2016, May 5, 2016, May 10, 2016, June 14, 2016, June 22, 2016, June 29, 2016, July 20, 2016, July 28, 2016, and August 1, 2016;

•	The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on April 28, 1967, including any subsequently filed amendments and reports updating such description;

•	The description of our 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on May 19, 2008, including any subsequently filed amendments and reports updating such description; and

•	The description of the depositary shares each representing 1/40th interest in a share of our 6.250% Series D Non-Cumulative Perpetual Preferred Stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on March 21, 2016, including any subsequently filed amendments and reports updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Upon written or oral request, we will provide — at no cost to the requester — a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to the following address or calling the following telephone number:

Mark Muth

Investor Relations

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

Phone: (614) 480-5676

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain or incorporate by reference forward-looking statements about the Issuer that are intended to be subject to the safe harbors created under U.S. federal securities laws. The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading “Risk Factors” included in our Annual Reports on Form 10-K, and other factors described in our periodic reports filed from time to time with the SEC. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under “Risk Factors” in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.

We encourage you to understand forward-looking statements to be strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, or intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

HUNTINGTON BANCSHARES INCORPORATED

We are a regional bank holding company organized under Maryland law and headquartered in Columbus, Ohio. The Huntington National Bank, founded in 1866, and its subsidiaries (the “Bank”) and affiliates provide full-service commercial, small business, and consumer banking services; mortgage banking services; automobile financing; equipment leasing; wealth and investment management services; trust services; brokerage services; customized insurance brokerage and service programs; and other financial products and services. The principal market for these services is our six-state banking franchise: Ohio, Michigan, Pennsylvania, Indiana, West Virginia, and Kentucky. The primary distribution channels include a banking network of more than 750 branches and through an array of alternative distribution channels including internet and mobile banking, telephone banking, and more than 1,500 ATMs. Through automotive dealership relationships within its six-state banking franchise area and selected other Midwest and New England states, we also provide commercial banking services to the automotive dealers and retail automobile financing for dealer customers.

As a registered financial holding company, we are subject to the supervision of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). We are required to file with the Federal Reserve reports and other information regarding our business operations and the business operations of our subsidiaries.

At June 30, 2016, we had, on a consolidated basis, total assets of approximately $74.0 billion, total deposits of approximately $55.0 billion and total shareholders’ equity of approximately $7.5 billion.

Our principal executive offices are located at 41 South High Street, Columbus, Ohio 43287, and our telephone number is (614) 480-8300.

SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Stock and Depositary Shares

We may sell shares of our preferred stock in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock.

Senior Debt Securities, Subordinated Debt Securities, and Junior Subordinated Debt Securities

Our notes, including senior notes, subordinated notes, and junior subordinated notes, may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the notes.

Warrants

We may sell warrants to purchase our senior notes, subordinated notes, junior subordinated notes, shares of preferred stock, shares of our common stock or units. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, junior subordinated notes, preferred stock, depositary shares or common stock.

Guarantees

We may issue guarantees of indebtedness issued by our subsidiaries.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we anticipate using the net proceeds from the sale of the securities by the Issuer will be added to our general funds and will be available for general corporate purposes, including, among other things:

•	the repayment of existing indebtedness,

•	the repurchase of our common stock,

•	investments in, or extensions of credit to, our existing or future subsidiaries, and

•	the financing of possible acquisitions.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

RATIO OF EARNINGS TO FIXED CHARGES AND OF

EARNINGS TO FIXED CHARGES AND PREFERRED

STOCK DIVIDENDS

Our consolidated ratios of earnings to fixed charges for the last five fiscal years, and for the latest interim period for which financial statements are presented in this document, are indicated below.

	(Unaudited) Six Months Ended June 30, 2016	Twelve Months Ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	6.83 x	10.17 x	13.07 x	16.23 x	12.21 x	8.41 x
Including interest on deposits	4.69 x	6.03 x	6.43 x	6.01 x	4.52 x	3.01 x

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Excluding interest on deposits	5.03 x	7.71 x	9.01 x	10.41 x	8.54 x	6.38 x
Including interest on deposits	3.82 x	5.13 x	5.34 x	5.08 x	3.99 x	2.77 x

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through agents;

•	to or through underwriters; or

•	directly to other purchasers.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for the Issuer by Wachtell, Lipton, Rosen & Katz and Venable LLP. Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS

The consolidated financial statements as of December 31, 2015 and for the year ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management’s Assessment of Internal Control Over Financial Reporting) as of December 31, 2015 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2014 and for the years ended December 31, 2014 and 2013 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of FirstMerit Corporation as of December 31, 2015 and for the year then ended, appearing in the Issuer’s Current Report on Form 8-K dated March 9, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	*
Legal Fees and Expenses	*	*
Accounting Fees and Expenses	*	*
FINRA Filing Fee	*	*
Trustee Fees and Expenses	*	*
Blue Sky Fees and Expenses	*	*
Printing Fees	*	*
Rating Agency Fees	*	*
Miscellaneous	*	*
TOTAL	*	*

*	To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Huntington’s charter contains such a provision, which eliminates such liability to the maximum extent permitted by the MGCL.

Huntington’s charter and bylaws provide that it shall indemnify its present and former directors to the fullest extent under the general laws of the State of Maryland now or hereafter in force, including the advance of expenses subject to procedures provided by such laws, its present and former officers to the same extent it shall indemnify its directors, and its present and former officers who are or were not directors to such further extent as shall be authorized by the Huntington board of directors and be consistent with Maryland law. Huntington’s bylaws further provide that it shall indemnify and advance expenses to any individual who, while a director or officer and at the request of Huntington, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Huntington may, with the approval of the Huntington board of directors, provide such indemnification and advance for expenses to an individual who served a predecessor in any of the capacities described above and any employee or agent of Huntington or a predecessor of Huntington.

Section 2-418 of the MGCL provides, in substance, that a corporation may indemnify any present or former director or officer or any individual who, while a director or officer of the corporation and at the request of the corporation, has served another enterprise as a director, officer, partner, trustee, employee or agent who is made, or threatened to be made, a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding, unless it is proved that the act or omission of the director or officer (a) was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property, or services; or, (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the above, a director or officer may not be indemnified in respect of any proceeding, by or in the right of the corporation, in which such director or officer shall have been adjudged liable to the corporation or in respect of any proceeding charging improper receipt of a personal benefit in which such director or officer shall have been adjudged to be liable to the corporation (except as described below).

Termination of any proceeding by judgment, order or settlement does not create a presumption that the director or officer did not meet the requisite standard of conduct. Termination of any proceeding by conviction, plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct. Indemnification is not permitted unless authorized for a specific proceeding, after a determination that indemnification is permissible because the requisite standard of conduct has been met (1) by a majority of a quorum of directors not at the time parties to the proceeding (or a majority of a committee of one or more such directors designated by the full board); (2) by special legal counsel selected by the board of directors (or a committee thereof); or (3) by the stockholders (other than stockholders who are also directors or officers who are parties to the proceeding).

Section 2-418 provides that a present or former director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding shall be indemnified against reasonable expenses incurred by the director or officer in connection with the proceeding. A court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, may order indemnification in the following circumstances: (1) if it determines a director or officer is entitled to reimbursement pursuant to a director’s or officer’s success, on the merits or otherwise, in the defense of any proceeding, the court shall order indemnification, in which case the director or officer shall be entitled to recover the expenses of securing such reimbursement; or (2) if it determines that a director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the case of a proceeding charging improper personal benefit to the director or officer, shall be limited to expenses.

The reasonable expenses incurred by a director or officer who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of both a written affirmation by the director or officer of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director or officer to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

The indemnification and advancement of expenses provided or authorized by Section 2-418 are not exclusive of any other rights to which a director or officer may be entitled both as to action in his or her official capacity and as to action in another capacity while holding such office.

Pursuant to Section 2-418, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation serving as a director, officer, partner, trustee, employee or agent of another corporation or other enterprise or of an employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under Section 2-418. A corporation may provide similar protection, including a trust fund, letter of credit or surety bond, which is not inconsistent with Section 2-418. A subsidiary or an affiliate of the corporation may provide the insurance or similar protection.

The foregoing is only a general summary of certain aspects of Maryland law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

Subject to certain exceptions, the directors and officers of Huntington and its affiliates are insured (subject to certain maximum amounts and deductibles) in each policy year because of any claim or claims made against them by reason of their wrongful acts while acting in their capacities as such directors or officers or while acting in their capacities as fiduciaries in the administration of certain of Huntington’s employee benefit programs. Huntington is insured, subject to certain retentions and exceptions, to the extent it shall have indemnified the directors and officers for such loss.

ITEM 16.	EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit	Description

1.1	Form of Underwriting Agreement for Debt Securities

1.2*	Form of Underwriting Agreement for Equity Securities

1.3*	Form of Underwriting Agreement for Depositary Shares

1.4*	Form of Underwriting Agreement for Warrants

1.5*	Form of Underwriting Agreement for Purchase Contracts

1.6*	Form of Underwriting Agreement for Guarantees

1.7*	Form of Underwriting Agreement for Units

2.1	Agreement and Plan of Merger, dated as of January 25, 2016, by and among Huntington Bancshares Incorporated, FirstMerit Corporation, and West Subsidiary Corporation — previously filed as Exhibit 2.1 to Current Report on Form 8-K, filed with the SEC on January 28, 2016, and incorporated herein by reference.

3.1	Articles of Restatement of Charter — previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

3.2	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on May 31, 2007, and incorporated herein by reference.

3.3	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on May 8, 2008, and incorporated herein by reference.

3.4	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on April 27, 2010, and incorporated herein by reference.

3.5	Articles Supplementary of Huntington Bancshares Incorporated, as of December 31, 2006 — previously filed as Exhibit 3.4 to Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.

3.6	Articles Supplementary of Huntington Bancshares Incorporated, as of April 22, 2008 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on April 22, 2008, and incorporated herein by reference.

3.7	Articles Supplementary of Huntington Bancshares Incorporated, as of April 22, 2008 — previously filed as Exhibit 3.2 to Current Report on Form 8-K, filed with the SEC on April 22, 2008, and incorporated herein by reference.

Exhibit	Description

3.8	Articles Supplementary of Huntington Bancshares Incorporated, as of November 12, 2008 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on November 14, 2008, and incorporated herein by reference.

3.9	Articles Supplementary of Huntington Bancshares Incorporated, as of December 28, 2011 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on January 4, 2012, and incorporated herein by reference.

3.10	Articles Supplementary of Huntington Bancshares Incorporated, effective as of March 18, 2016 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on March 21, 2016, and incorporated herein by reference.

3.11	Articles Supplementary of Huntington Bancshares Incorporated, effective as of May 3, 2016 — previously filed as Exhibit 3.2 to Current Report on Form 8-K, filed with the SEC on May 5, 2016, and incorporated herein by reference.

3.12*	Form of Articles Supplementary.

3.13	Amended and Restated Bylaws of Huntington Bancshares Incorporated, as of July 16, 2014 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on July 17, 2014, and incorporated herein by reference.

4.1	Senior Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), Trustee — previously filed as Exhibit 4(d) to Form S-3 (File No. 333-131143) filed with the SEC on January 19, 2006, and incorporated herein by reference.

4.2	Subordinated Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), Trustee — previously filed as Exhibit 4(e) to Form S-3 (File No. 333-131143) filed with the SEC on January 19, 2006, and incorporated herein by reference.

4.3	Junior Subordinated Debt Indenture, dated as of May 14, 2007, between Huntington Bancshares Incorporated and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee.

4.4	Form of Junior Subordinated Note — previously filed as Exhibit 99.2 to Current Report on Form 8-K filed with the SEC on May 8, 2007 and incorporated herein by reference.

4.5*	Form of Note.

4.6*	Form of Warrant Agreement, including form of Warrant Certificate.

4.7*	Form of Purchase Contract Agreement.

4.8*	Form of Depositary Agreement including form of Depositary Receipt.

4.9	Instruments defining the Rights of Security Holders — reference is made to Articles Fifth, Eighth, and Tenth of Articles of Restatement of Charter, as amended and supplemented. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

5.1	Opinion of Venable LLP as to the legality of the common stock, preferred stock, depositary shares, debt securities, junior subordinated debt securities, warrants, guarantees and stock purchase contracts for preferred stock to be issued by Huntington Bancshares Incorporated (including the consent of such counsel).

8.1*	Opinion as to certain tax matters (including the consent of such counsel).

12.1	Computation of the Ratio of Earnings to Fixed Charges.

Exhibit	Description

12.2	Computation of the Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Deloitte & Touche LLP.

23.4	Consent of Ernst & Young LLP.

24.1	Power of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Senior Indenture.

25.2	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Subordinated Indenture.

25.3	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Junior Subordinated Indenture.

*	To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(A) The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The Registrant hereby undertakes to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 2, 2016.

HUNTINGTON BANCSHARES INCORPORATED

By:	/s/ Howell D. McCullough III
Name:	Howell D. McCullough III
Title:	Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 2, 2016, by the following persons in the capacities with Huntington Bancshares Incorporated indicated:

Signature	Title

/s/ Stephen D. Steinour	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)
Stephen D. Steinour

/s/ Howell D. McCullough III	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Howell D. McCullough III

/s/ David S. Anderson	Executive Vice President and Controller (Principal Accounting Officer)
David S. Anderson

*	Director
Ann B. Crane

*	Director
Steven G. Elliott

*	Director
Michael J. Endres

*	Director
John B. Gerlach, Jr.

*	Director
John C. Inglis

*	Director
Peter J. Kight

*	Director
Jonathan A. Levy

Signature	Title

*	Director
Eddie R. Munson

*	Director
Richard W. Neu

*	Director
David L. Porteous

*	Director
Kathleen H. Ransier

*By	/s/ Richard A. Cheap
Richard A. Cheap
Attorney-in-Fact
August 2, 2016

EXHIBIT INDEX

Exhibit	Description

1.1	Form of Underwriting Agreement for Debt Securities

1.2*	Form of Underwriting Agreement for Equity Securities

1.3*	Form of Underwriting Agreement for Depositary Shares

1.4*	Form of Underwriting Agreement for Warrants

1.5*	Form of Underwriting Agreement for Purchase Contracts

1.6*	Form of Underwriting Agreement for Guarantees

1.7*	Form of Underwriting Agreement for Units

2.1	Agreement and Plan of Merger, dated as of January 25, 2016, by and among Huntington Bancshares Incorporated, FirstMerit Corporation, and West Subsidiary Corporation — previously filed as Exhibit 2.1 to Current Report on Form 8-K, filed with the SEC on January 28, 2016, and incorporated herein by reference.

3.1	Articles of Restatement of Charter — previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

3.2	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on May 31, 2007, and incorporated herein by reference.

3.3	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on May 8, 2008, and incorporated herein by reference.

3.4	Articles of Amendment to Articles of Restatement of Charter — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on April 27, 2010, and incorporated herein by reference.

3.5	Articles Supplementary of Huntington Bancshares Incorporated, as of December 31, 2006 — previously filed as Exhibit 3.4 to Annual Report on Form 10-K for the year ended December 31, 2006, and incorporated herein by reference.

3.6	Articles Supplementary of Huntington Bancshares Incorporated, as of April 22, 2008 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on April 22, 2008, and incorporated herein by reference.

3.7	Articles Supplementary of Huntington Bancshares Incorporated, as of April 22, 2008 — previously filed as Exhibit 3.2 to Current Report on Form 8-K, filed with the SEC on April 22, 2008, and incorporated herein by reference.

3.8	Articles Supplementary of Huntington Bancshares Incorporated, as of November 12, 2008 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on November 14, 2008, and incorporated herein by reference.

3.9	Articles Supplementary of Huntington Bancshares Incorporated, as of December 28, 2011 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on January 4, 2012, and incorporated herein by reference.

3.10	Articles Supplementary of Huntington Bancshares Incorporated, effective as of March 18, 2016 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on March 21, 2016, and incorporated herein by reference.

Exhibit	Description

3.11	Articles Supplementary of Huntington Bancshares Incorporated, effective as of May 3, 2016 — previously filed as Exhibit 3.2 to Current Report on Form 8-K, filed with the SEC on May 5, 2016, and incorporated herein by reference.

3.12*	Form of Articles Supplementary.

3.13	Amended and Restated Bylaws of Huntington Bancshares Incorporated, as of July 16, 2014 — previously filed as Exhibit 3.1 to Current Report on Form 8-K, filed with the SEC on July 17, 2014, and incorporated herein by reference.

4.1	Senior Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), Trustee — previously filed as Exhibit 4(d) to Form S-3 (File No. 333-131143) filed with the SEC on January 19, 2006, and incorporated herein by reference.

4.2	Subordinated Debt Indenture, dated as of December 29, 2005, between Huntington Bancshares Incorporated, Issuer, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to JPMorgan Chase Bank, N.A.), Trustee — previously filed as Exhibit 4(e) to Form S-3 (File No. 333-131143) filed with the SEC on January 19, 2006, and incorporated herein by reference.

4.3	Junior Subordinated Debt Indenture, dated as of May 14, 2007, between Huntington Bancshares Incorporated and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee.

4.4	Form of Junior Subordinated Note — previously filed as Exhibit 99.2 to Current Report on Form 8-K filed with the SEC on May 8, 2007 and incorporated herein by reference.

4.5*	Form of Note.

4.6*	Form of Warrant Agreement, including form of Warrant Certificate.

4.7*	Form of Purchase Contract Agreement.

4.8*	Form of Depositary Agreement including form of Depositary Receipt.

4.9	Instruments defining the Rights of Security Holders — reference is made to Articles Fifth, Eighth, and Tenth of Articles of Restatement of Charter, as amended and supplemented. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

5.1	Opinion of Venable LLP as to the legality of the common stock, preferred stock, depositary shares, debt securities, junior subordinated debt securities, warrants, guarantees and stock purchase contracts for preferred stock to be issued by Huntington Bancshares Incorporated (including the consent of such counsel).

8.1*	Opinion as to certain tax matters (including the consent of such counsel).

12.1	Computation of the Ratio of Earnings to Fixed Charges.

12.2	Computation of the Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Deloitte & Touche LLP.

23.4	Consent of Ernst & Young LLP.

Exhibit	Description

24.1	Power of Attorney.

25.1	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Senior Indenture.

25.2	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Subordinated Indenture.

25.3	Statement of Eligibility of Trustee on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Junior Subordinated Indenture.

*	To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.